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                                                                  EXHIBIT 10.17

                                AZCO MINING INC.

                    2068 Main Street, Suite C, P.O. Box 1895
                       Ferndale, Washington, U.S.A., 98248

                                (the "Purchaser")
                             -----------------------


August 9, 1999 (the "Execution Date")

To:

MR. THOMAS FORD

ON HIS OWN BEHALF, AS THE MAJORITY SHAREHOLDER OF CALGEM, INC. AND, IF APPLICABLE, ON BEHALF OF AND AS ATTORNEY AND DULY AUTHORIZED REPRESENTATIVE OF ANY MINORITY SHAREHOLDER(S) OF CALGEM, INC.

(collectively, the "Shareholder")

And to:

CALGEM, INC.

TOGETHER WITH SUCH OTHER COMPANY OR COMPANIES WHICH ARE OWNED OR CONTROLLED BY THOMAS FORD OR CALGEM, INC. IN THE BUSINESS PF PRECIOUS GEMS

(collectively, the "Company")

Both c/o 1823 Armour Lane, Redondo Beach
California, U.S.A., 90503

Re:

Offer to purchase all of the shares of each of the SHAREHOLDER in the Company by the PURCHASER or, subject to the Purchaser's sole determination, all of the assets of the Company

(the Shareholder and the Company being, collectively, herein the "Vendors", and the Shareholder, the Company and the Purchaser being, collectively, herein the "Parties")

                             AGREEMENT IN PRINCIPLE

               This letter will confirm our agreement (herein the "Agreement") pursuant to which, and subject to such legal, accounting and tax advice (collectively, the "Advice") as may be provided to the Purchaser by its various professional advisors and counsel prior to the completion of the transactions contemplated by the terms and conditions of this Agreement, such Advice to be for the sole and absolute benefit of and in the sole and absolute discretion of the Purchaser, the Vendors wish to sell and the Purchaser wishes to purchase all of the issued and outstanding shares of the Company (collectively, the "Purchased Shares") and/or the business assets of the Company (collectively, the "Business Assets") (the Purchased Shares and the Business Assets being hereinafter collectively referred to as the "Property"), as the Advice may determine and the Purchaser solely determine, and, in connection therewith, the Vendors have herein agreed to provide the Purchaser with a formal and exclusive option (the "Option") to purchase the Property upon the terms and conditions as set forth in this Agreement.

               We understand and confirm that the Company is a body corporate subsisting under and registered pursuant to the laws of the State of California and is in the present business of developing, managing, operating
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and marketing gemstones and jewelry through various television, Internet and telemarketing campaigns and venues (collectively, the "Business").

               We also understand and confirm that this Agreement is a binding agreement, but that a more formal agreement (the "Formal Agreement") may or shall be entered into in accordance with the Purchaser's Advice pursuant to which the Company will agree to sell and the Purchaser will agree to purchase, as the Advice. AT ALL TIMES THE UNDERSIGNED HERETO ACKNOWLEDGE AND AGREE THAT THE COMPLETION OF ANY SUCH FORMAL AGREEMENT, AND FINAL BINDING NATURE ON THE PURCHASER (WHICH MAY BE WAIVED BY THE PURCHASER AT ANY TIME AND AT ITS SOLE DISCRETION) IS SUBJECT TO APPROVAL OF THE TERMS AND CONDITIONS OF ANY SUCH FORMAL AGREEMENT BY, IF APPLICABLE, SHAREHOLDERS OF THE PURCHASER AND SUCH SECURITIES REGULATORY AUTHORITIES AS MAY HAVE JURISDICTION OVER THE PURCHASER AND, IN PARTICULAR AND WITHOUT LIMITATION, THE TORONTO STOCK EXCHANGE AND THE AMERICAN STOCK EXCHANGE (collectively, the "Exchange").

                                    ARTICLE 1

           GRANT, MAINTENANCE, EXERCISE AND TERMINATION OF THE OPTION

2.1 GRANT OF THE OPTION TO ACQUIRE THE PROPERTY. Subject to such Advice as may be provided to the Purchaser prior to the completion of the transactions contemplated by the terms and conditions of this Agreement, such Advice to be for the sole and absolute benefit of and in the sole and absolute discretion of the Purchaser, and subject to the terms and conditions hereof and based upon the representations, warranties and covenants contained in Article "5" hereinbelow and the prior satisfaction of the conditions precedent which are set forth in Article "6" hereinbelow, the Vendors hereby agree, individually and collectively, to give and grant to the Purchaser the sole and exclusive right and Option to purchase, at the Closing Date (as hereinafter determined), all of their respective and collective right, title and interest in and to the Purchased Shares and/or Business Assets on the terms and subject to the conditions contained in this Agreement, and, in order to maintain the Option in good standing and in full force and effect, the Purchaser hereby agrees to exercise the Option on or before the Closing Date (as hereinafter determined and which period in time between the Execution Date and the Closing Date is herein also referred to as the "Option Period") for the Acquisition Share (as hereinafter determined) issuance and for the Acquisition Payment (as hereinafter determined) to be made and paid in accordance with section "1.2" hereinbelow, and, in consideration therefor, the Vendors do hereby undertake for each of the Vendors and for the Vendors' respective agents and advisors that they will not until the earlier of either the Closing Date (as hereinafter determined) or the termination of this Agreement approach other potential purchasers, make, invite, entertain or accept any offer for the sale of any of the Property or disclose any of the terms of this Agreement without the Purchaser's prior written consent.

1.2 CONSIDERATION FOR AND MAINTENANCE OF THE OPTION. In order to keep the right and Option granted to the Purchaser in respect of the Property in good standing and in force and effect during the Option Period the Purchaser shall be obligated to make the following Acquisition Share issuance and Acquisition Payment (collectively, the "Option Price") to and for the order and direction of the Vendors, as the Vendors may determine, in the Vendors' sole and absolute discretion and advise the Purchaser of prior to such Acquisition Share issuance or Acquisition Payment, in the following manner:

        (a) Acquisition Share Issuance: issue to order and direction of the Vendors, and in conjunction with Article "7" hereinbelow, an aggregate of 250,000 common shares in the capital of the Purchaser (each an "Acquisition Share"), at a deemed issuance price of U.S. $0.95 per Acquisition Share, on or before 10 calendar days after the Purchaser's receipt of Exchange approval to the terms and conditions of this Agreement (the "Effective Date"); and

        (b) Acquisition Payment: pay to the order and direction of the Vendors the aggregate sum of U.S. $150,000 (collectively, the "Acquisition Payment") in the following manner:

               (i) an initial U.S. $75,000 of the Acquisition Payment on or before six months from the Effective Date of this Agreement; and

               (ii) the balance of U.S. $75,000 of the Acquisition Payment on or before 12 months from the Effective Date of this Agreement.
                                      -2-

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1.3 TERMINATION OR DEEMED EXERCISE OF THE OPTION. The Option shall terminate upon 30 calendar days' prior written notice being first being provided by each of the Vendors to the Purchaser:

        (a) if the Purchaser fails to make the required Acquisition Share issuance to the order and direction of the Vendors in accordance with paragraph "1.2(a)" hereinabove within the time period as specified in paragraph "1.2(a)"; or

        (b) if the Purchaser fails to make any of the required Acquisition Payments to the order and direction of the Vendors in accordance with paragraph "1.2(b)" hereinabove within the time periods as specified in paragraph "1.2(b)".

               At such time as the Purchaser has made each of the required Acquisition Share issuance and Acquisition Payments in accordance with section "1.2" hereinabove, within the Option Period and the time periods as specified in section "1.2", then the Option shall be deemed to have been exercised by the Purchaser, and the Purchaser shall have thereby, in accordance with the terms and conditions of this Agreement and without any further act required on its behalf, acquired such portion (that being, based upon its prior Advice, the Purchased Shares and/or the Business Assets) of the Property subject only to the Consulting Fee (as hereinafter determined) payment consideration and to the Royalty Performance Share (as hereinafter determined) issuance consideration which may be payable and issuable by the Purchaser to the Vendors in accordance with Articles "2" and "3", respectively, hereinbelow.

                                    ARTICLE 2

                   GENERAL SERVICES AND COMPENSATION THEREFORE

2.1 GENERAL SERVICES. During the Initial Term (as hereinafter determined) of this Agreement, and in conjunction with the general intent of the Parties hereto which, upon the due and complete exercise by the Purchaser to acquire the Property in accordance with section "1.2" hereinabove, seeks to have the Purchaser further develop and expand the Vendors' existing Business interests, the Purchaser hereby agrees to retain the Shareholder as a management consultant to and on behalf of the Purchaser, or any of the Purchaser's subsidiaries, as the case may be and as may be determined by the Purchaser in its sole and absolute discretion, and the Shareholder hereby agrees to accept such position in order to provide such consulting, technical, marketing and management services (collectively, the "General Services") as may be necessary and determined by the Purchaser, from to time and in its sole and absolute discretion, to both develop and market the Business and Property interests during the Initial Term and during the continuance of this Agreement; it being expressly acknowledged and agreed by the Parties hereto that the Shareholder shall commit and provide to the Purchaser the General Services on a full-time basis during the Initial Term and during the continuance of this Agreement for which the Purchaser, as more particularly set forth hereinbelow, hereby agrees to pay to the order and direction of the Shareholder the Consulting Fee (as hereinafter determined) in accordance with section "2.7" hereinbelow and during the Initial Term only of this Agreement. In this regard it is hereby acknowledged and agreed that the Shareholder shall be entitled to communicate with and rely upon the immediate advice and instructions of Mr. Anthony R. Harvey, the current Vice-Chairman, Vice-President, Secretary and a Director of the Purchaser, or upon the advice or instructions of such other Director or Officer of the Company as Mr. Harvey shall, from time to time, designate in times of his absence, in order to initiate, coordinate and implement the General Services for the Purchaser as contemplated herein.

2.2 INITIAL TERM IN RESPECT OF THE GENERAL SERVICES ONLY. The initial term of this Agreement (the "Initial Term") in connection with the General Services only is for the period commencing on the Effective Date of this Agreement and ending on the date which is one calendar year from such Effective Date subject, at all times, to the Purchaser's prior receipt, if required, of Regulatory Approval from each of the Regulatory Authorities to the terms and conditions of and the transactions contemplated by this Agreement.

2.3 RENEWAL BY THE PURCHASER IN RESPECT OF THE GENERAL SERVICES ONLY. Subject at all times to sections "2.4" and "2.5" hereinbelow, the Initial Term in connection with the General Services only shall renew automatically if not specifically terminated in accordance with the following provisions. The Purchaser agrees to notify the Shareholder in writing at least 30 calendar days prior to the end of the Initial Term of its intent not to renew the General Services portion only of this Agreement (the "Purchaser's Non-Renewal Notice"). Should the Purchaser fail to provide a Purchaser's Non-Renewal Notice the General Services portion of this Agreement

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only shall automatically renew for a further one calendar year period until otherwise specifically renewed in writing by each of the Parties hereto for the next one calendar year period or, otherwise, terminated upon delivery by the Purchaser of a corresponding and follow-up 30-calendar day Purchaser's Non-Renewal Notice in connection with and within 30 calendar days prior to the end of any such one calendar year renewal period. Any such renewal on a one calendar year to one calendar year basis shall be on the same terms and conditions for the delivery and compensation of such General Services as contained in this Agreement unless otherwise modified and agreed to in writing by the Shareholder and the Purchaser hereto.

2.4 TERMINATION OF THE GENERAL SERVICES FOR CAUSE BY ANY PARTY. Notwithstanding any other provision of this Agreement, the General Services portion of this Agreement only may be terminated at any time by either Party upon written notice to the other Party and damages sought if:

        (a) the other Party fails to cure a material breach of any provision of this Agreement relating to the provision for General Services only within 30 calendar days from its receipt of written notice from said Party (unless such breach cannot be reasonably cured within said 30 calendar days and the other Party is actively pursuing to cure said breach);

        (b) the other Party is willfully non-compliant in the performance of its respective duties under this Agreement relating to the provision for General Services only within 30 calendar days from its receipt of written notice from said Party (unless such willful non-compliance cannot be reasonably corrected within said 30 calendar days and the other Party is actively pursuing to cure said willful non-compliance);

        (c) the other Party commits fraud or serious neglect or misconduct in the discharge of its respective duties relating to the provision for General Services only hereunder or under the law; or

        (d) the other Party becomes adjudged bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, and where any such involuntary petition is not dismissed within 10 calendar days.

2.5 TERMINATION WITHOUT CAUSE BY THE PURCHASER. Notwithstanding any other provision of this Agreement, the General Services portion of this Agreement only may be terminated by the Purchaser at any time after the Effective Date and during the Initial Term and during the continuance of this Agreement upon its delivery to the Shareholder of prior written notice of its intention to do so (the "Purchaser's Notice of Termination") at least 10 calendar days prior to the effective date of any such termination (the "Effective Termination Date"). In any such event the respective obligations of each of Parties hereto under this Agreement (and including, without limitation, the Shareholder's ongoing obligation to provide the General Services and the Purchaser's ongoing obligation to provide the Consulting Fee) will continue until such Effective Termination Date as provided for in the Company's Notice of Termination and, furthermore, upon the Effective Termination Date the Purchaser will also be obligated to provide the Shareholder the then balance of any Consulting Fee (as hereinafter determined) and Expense (as hereinafter determined) payment reimbursement which would then be due and owing by the Purchaser to the Shareholder to the completion of the Initial Term of this Agreement and, in addition, and if this Agreement had then been previously and automatically renewed for a further one calendar year period in accordance with section "3.5" hereinabove, until the end of any such further one calendar year period in conjunction with section "3.5". In addition, and again upon the Effective Termination Date, the Purchaser will continue to be obligated to issue and pay, respectively, the Acquisition Shares and the Acquisition Payment in order to exercise the Option during the remaining portion of the Option Period outstanding on the Effective Termination Date and, furthermore, to maintain the Car Lease and Purchase Benefit (as hereinafter determined).

2.6 CONSULTING FEE. It is understood hereby that the Shareholder shall render the General Services as defined hereinabove during the Initial Term and during the continuance of this Agreement and shall thus be compensated on a monthly basis by the Purchaser from the Effective Date of this Agreement to the termination of the same by way of the payment by the Purchaser to the Shareholder, or to the further order or direction of the Shareholder as the Shareholder may determine, in the Shareholder's sole and absolute discretion, and advise the Purchaser of prior to such payment, of a monthly fee of U.S. $20,000 (the "Consulting Fee"), with such Consulting Fee being due and payable by the Purchaser to the Shareholder, or to the further order or direction of
                                      -4-

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the Shareholder as the Shareholder may determine, in the Shareholder's sole and absolute discretion, and advise the Purchaser of prior to such payment, on the first business day of the month following the then monthly period of service during the Initial Term and during the continuance of this Agreement. In this regard, and for the purposes of evidencing the Purchaser's ongoing commitment to compensate the Shareholder together with the Shareholder's ongoing commitment to perform the General Services faithfully, diligently, to the best of the Shareholder's abilities and in the best interests of the Purchaser during the Initial Term and during the continuance of this Agreement, it is hereby acknowledged and agreed that the Purchaser shall provide the Shareholder, in the manner aforesaid, with the initial month's and the final month's Consulting Fee payments for the Initial Term of this Agreement on the first business day following the Effective Date of this Agreement.

2.7 REIMBURSEMENT OF EXPENSES. It is also understood hereby that the Shareholder shall also be reimbursed for all pre-approved direct reasonable expenses actually and properly incurred by the Shareholder for the benefit of the Purchaser (collectively, the "Expenses"), which Expenses have first been approved by the Board of Directors of the Purchaser, and which Expenses, it is hereby acknowledged and agreed, shall be payable by the Purchaser to the order, direction and account of the Shareholder as the Shareholder may designate in writing, from time to time, in the Shareholder's sole and absolute discretion, as soon as conveniently possible after the prior delivery by the Shareholder of written substantiation on account of each such reimbursable Expense.

2.8 CAR LEASE AND PURCHASE BENEFIT. It is further understood hereby that, notwithstanding the prior termination of the General Services portion only of this Agreement, the Purchaser shall make available for use by the Shareholder, and for a period of four years from the Effective Date hereof, a new "BMW 540i" of the Shareholder's choosing which the Purchaser will lease for the benefit of the Shareholder during such four year term and, thereafter, transfer to the Shareholder for the sum of U.S. $1.00; it being acknowledged and agreed that the Purchaser shall thereupon be responsible for satisfying any residual amount owing under said car lease prior to the corresponding transfer of the car to the order and direction of the Shareholder in that instance (collectively, the "Car Lease and Purchase Benefit").

                                    ARTICLE 3

           TRADING SUBSIDIARY, GROSS SALES AND COMPENSATION THEREFORE

3.1 CREATION OF TRADING SUBSIDIARY. Upon the due and complete exercise of the Option by the Purchaser in accordance with section "1.2" hereinabove, and in conjunction with the corresponding completion of the sale and purchase of the Property in accordance with Article "7" hereinbelow such that the Purchaser is the registered and beneficial owner of a one hundred percent (100%) undivided interest in and to the Property, it is hereby acknowledged and agreed by the Parties hereto that it is then presently intended that the Purchaser, or any of the Purchaser's subsidiaries, as the case may be and as may be determined by the Purchaser in its sole and absolute discretion, will establish one or more trading subsidiaries (each a "Trading Subsidiary") for the purposes of developing, marketing and maintaining the Business and Property interests utilizing the Shareholder's General Services and in particular, however, without limitation, for the purpose of generating and collecting all Gross Sales (as hereinafter determined) and of any other benefit, directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage, equity or concession from the research, development, marketing and maintenance of the Business and Property interests or any other activity in relation to the sale of any Product therefrom (collectively, the "Gross Sales").

3.2 CAPITAL FUNDING OF PROPOSED TRADING SUBSIDIARY. Upon the due and complete exercise of the Option by the Purchaser in accordance with section "1.2" hereinabove and the corresponding completion of the sale and purchase of the Property in accordance with Article "7" hereinbelow, and in conjunction with any and all proposed Loans (as hereinafter determined) in accordance with section "4.1" hereinbelow, it is hereby acknowledged and agreed by the Parties hereto that it is then presently intended that the Purchaser, or any of the Purchaser's subsidiaries, as the case may be and as may be determined by the Purchaser in its sole and absolute discretion, will, from time to time, however, during the initial four month period after the Closing (as hereinafter determined) herein, and again in the Purchaser's sole and absolute discretion, advance by way of a loan or loans to any such Trading Subsidiary the aggregate sum of up to U.S. $1,000,000 (collectively, the "Advance"), together with interest accruing thereon at such rate as may be determined by the Purchaser from time to time, in its sole and absolute discretion, compounded semi-annually and not in advance (the "Interest") prior to maturity, which Advance and Interest will be payable by the Trading Subsidiary to the Purchaser on

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such terms as may determined by the Purchaser, in its sole and absolute discretion, prior to the advancement of any such Advance, and which Advance and Interest will be secured, contemporaneously with the advancement of any funds under any such Advance, by way of a senior fixed and floating charge on all of the assets of such Trading Subsidiary. In this regard it is hereby acknowledged and agreed that any said Advance will be utilized, at all times, by the Trading Subsidiary under the control and direction of the Board of Directors of the Purchaser, however, it is hereby also acknowledged and understood that it is presently intended that any said Advance will at least be utilized in conjunction with, but not limited to, the purchasing of Product and gemstones in conjunction with the ongoing development, marketing and maintenance of the Business and Property interests utilizing the Shareholder's General Services and in particular, however, again without limitation, in the furtherance of generating Gross Sales for the Purchaser through the Trading Subsidiary.

3.3 DEBT FUNDING OF PROPOSED TRADING SUBSIDIARY. Upon the due and complete exercise of the Option by the Purchaser in accordance with section "1.2" hereinabove, and in conjunction with any and all proposed Advances under section "3.2" hereinabove and any and all proposed Loans (as hereinafter determined) under section "4.1" hereinbelow, it is hereby further acknowledged and agreed by the Parties hereto that it is then presently intended that the Purchaser, or any of the Purchaser's subsidiaries, as the case may be and as may be determined by the Purchaser in its sole and absolute discretion, will, from time to time, however, during the Initial Term only of this Agreement, and again in the Purchaser's sole and absolute discretion, arrange up to U.S. $1,000,000 in line of credit financing(s) for the Trading Subsidiary (collectively, the "Line of Credit"), on such terms as may determined by the Purchaser, in its sole and absolute discretion, and in and for such jurisdiction(s) as may be determined by the Purchaser, with the reasonable advice of the Vendors, and in conjunction with, but not limited to, the purchasing of Product and gemstones in conjunction with the ongoing development, marketing and maintenance of the Business and Property interests utilizing the Shareholder's General Services and in particular, however, without limitation, in the furtherance of generating Gross Sales for the Purchaser through the Trading Subsidiary. In this regard it is hereby further acknowledged and agreed that the Purchaser will be entitled, in its sole and absolute discretion and in conjunction with any such Line of Credit, to pledge and/or hypothecate such assets of the Trading Subsidiary and the Company as may be reasonably required in order to secure any such Line of Credit for the Trading Subsidiary.

3.4 PERFORMANCE SHARE CONSIDERATION IN RESPECT OF GROSS SALES. Upon the due and complete exercise of the Option by the Purchaser in accordance with section "1.2" hereinabove, and in conjunction with the corresponding completion of the sale and purchase of the Property in accordance with Article "7" hereinbelow such that the Purchaser is the registered and beneficial owner of a one hundred percent (100%) undivided interest in and to the Property, the Purchaser hereby acknowledges and agrees that it shall thereby be committed and hereby contractually obligated, while it is the registered and beneficial owner of a one hundred percent (100%) undivided interest in and to the Property, to provide to the order and direction of the Vendors, or to the further order or direction of the Vendors as the Vendors may determine, in the Vendors' sole and absolute discretion, and advise the Purchaser of prior to such provision, a further fee (the "Royalty") in respect of all Gross Sales received by either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, from the research, development, marketing and maintenance of the Business and Property interests or any other activity in relation to the sale of any Product therefrom. In this regard said Royalty shall be satisfied by way of the issuance from treasury by the Purchaser to order and direction of the Vendors, or to the further order or direction of the Vendors as the Vendors may determine, in the Vendors' sole and absolute discretion, and advise the Purchaser of prior to such Royalty provision, and in conjunction with Article "7" hereinbelow, of an aggregate of up to 750,000 additional common shares in the capital of the Purchaser (each a "Performance Share"), at a deemed issuance price of U.S. $0.95 per Performance Share, in the following manner (it being acknowledged and agreed that each of the following Performance Share issuance circumstances are consecutive and dependent upon the prior completion of each such issuance):

        (a) an initial 250,000 of the Performance Shares shall be issuable to the order and direction of the Vendors on or before 60 calendar days from the last day of any calendar month which is determined to be the fifth such consecutive calendar month during a period in which either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, first maintained Gross Sales of at least U.S. $570,000 during each of such initial five months and, in addition, during each of which initial five months a profit margin (the "Profit Margin") of at least twenty percent (20%) was maintained by either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, in respect of all such Gross Sales (the "Initial Performance Share Issuance");

        (b) subject to the prior obligation and completion of the Initial Performance Share Issuance under the conditions and during the initial five month period as contemplated in paragraph "3.4(a)" hereinabove, a further 250,000 of the Performance Shares shall be issuable to the order and direction of the Vendors on or before 60 calendar days from the last day of any calendar month which is determined to then be the fourth such consecutive calendar month during a period in which either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, maintained Gross Sales of at least U.S. $600,000 during each of such four additional months and, in addition, during each of which additional four months a similar Profit Margin of at least twenty percent (20%) was maintained by either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, in respect of such Gross Sales (the "Second Performance Share Issuance"); and

        (c) subject to the prior obligation and completion of each of the Initial Performance Share Issuance and the Second Performance Share Issuance under the conditions and during the initial five month and additional four month periods as contemplated in paragraphs "3.4(a)" and "3.4(b)" hereinabove, the final 250,000 of the Performance Shares shall be issuable to the order and direction of the Vendors on or before 60 calendar days from the last day of any calendar month which is determined to then be the third such further consecutive calendar month during a period in which either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, maintained Gross Sales of at least U.S. $800,000 during each of such three additional months and, in addition, during each of which additional three months a similar Profit Margin of at least twenty percent (20%) was maintained by either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, in respect of such Gross Sales.

3.5 CALCULATION AND COLLECTION OF GROSS SALES. It is hereby acknowledged and agreed that the Royalty shall be accounted for monthly, and within 30 calendar days after the end of each such month, and that the first month shall commence on the first business day of the month following the month of the Effective Date hereof. The Royalty shall be calculated on all amounts invoiced, or deemed invoiced, in a month. Within 30 calendar days (or such extended time as the Parties may permit) of the end of each month the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, shall be required to render a monthly accounting statement with explanatory notes, shall make any adjustments thereto and shall calculate any Royalty due from such adjustment upon presentation of such accounting or give notice of any deduction to be carried to apply to Gross Sales for the next month. The calculation of Gross Sales shall be carried out in accordance with generally accepted United States accounting principles applied on a consistent basis. In this regard the Vendors may contest any accounting within 15 calendar days of presentation of such report. However, an accounting may be challenged at any time if it comes to the attention of the Vendors that the Purchaser has failed to clearly disclose any material fact or Gross Sale therein. It will be the responsibility of the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, to collect the amounts of Gross Sales and all risk of such shall be that of the Purchaser. Notwithstanding that the Purchaser shall not have invoiced a customer, it shall be deemed to have invoiced for all Product on the tenth calendar day after delivery of the same unless special circumstances, with prior approval in writing by the Vendors, pertain. However, the Purchaser may deduct from Gross Sales upon which a Royalty is calculated the uncollected receivables from preceding months which the Purchaser has made bona fide and reasonable best efforts to collect, but the cost of collection shall not be deducted from Gross Sales for the purpose of any Royalty calculation. All calculated Gross Sales figures shall be made in U.S. dollars without any reduction or deduction of any nature or kind whatsoever, except as set forth in this Agreement. In this regard the Purchaser shall not exercise any set-off, deduction or any other reduction to the Gross Sales whether for claims of damages, costs or any other amount excepting only the uncollected receivables as set forth hereinabove. In the event that there is any dispute about the calculation or deductibility of uncollected receivables, such shall be determined by arbitration in accordance with Article "17" hereinbelow.

                                    ARTICLE 4

                   INTERIM SECURED LOAN AND SECURITY THEREFORE

4.1 INTERIM SECURED LOAN FROM THE PURCHASER TO THE VENDORS. In conjunction with and as a condition to the entering into of this Agreement by the Parties hereto, and prior to the Closing (as hereinafter determined) the Purchaser has agreed to hereby advance by way of a loan or loans to the Vendors (collectively, the "Loan") the aggregate principal sum of up to U.S. $250,000 (collectively, the "Principal Sum"), together with interest accruing thereon at the rate of ten percent (10%) per annum, compounded semi-annually and not in advance (the "Interest") prior to maturity, which Principal Sum and Interest will be payable by the Vendors to the Purchaser on such terms as may agreed upon by the Purchaser and the Vendors prior to the advancement of any such Loan, and which Principal Sum and Interest will be secured, contemporaneously with the advancement of any funds under any such Loan, by way of a senior fixed and floating charge on all of the assets of the Vendors (collectively, the "Security"). In this regard it is hereby acknowledged and agreed that, upon the completion of the within purchase and sale, it is intended, subject to the Purchaser's prior receipt of appropriate accounting and legal advice, that the Loan will simply be forgiven or become an inter-company account as the situation may require.

4.2 COVENANTS OF THE VENDORS IN CONNECTION WITH ANY LOAN. In order to induce the Purchaser to provide any such Loan as contemplated by section "4.1" hereinabove, the Vendors hereby, jointly and severally, covenant with the Purchaser, with the intent that the Purchaser will rely thereon in providing any such Loan and in concluding the transactions contemplated thereby, that:

         (a) the Vendors will use any such Principal Sum monies which may be advanced by the Purchaser by way of Loan for the sole purpose of purchasing Product and gemstones on behalf of, in the name of and as agent only for either the Purchaser, its subsidiary or its Trading Subsidiary, as the case may be, and, furthermore, in conjunction with the ongoing development, marketing and maintenance of the Business and Property interests utilizing the Shareholder's General Services through the Purchaser and in particular, however, without limitation, in the furtherance of generating Gross Sales for the Purchaser; and

        (b) any such Principal Sum will be advanced by the Purchaser to the Vendors subject to the fulfillment and/or the continuing fulfillment of at least the following Security conditions to the sole and absolute satisfaction and discretion of the Purchaser:

               (i) the execution by the Vendors of formal Loan documentation in form and substance satisfactory to the Purchaser and the Purchaser's counsel, acting reasonably;

               (ii) the granting and delivery by the Vendors to the Purchaser of such Security documentation (and including, without limitation, promissory notes, security instruments and United States Uniform Commercial Code registration statements) as may be required by the Purchaser and its counsel, acting reasonably, in order to evidence the Loan, together with and all other supporting documents required under any such Security documentation; and

               (iii) the execution by the Vendors of such formal documentation in form and substance satisfactory to the Purchaser and the Purchaser's counsel, acting reasonably, necessarily providing that any Product and gemstones which are purchased by the Vendors utilizing any such Principal Sum monies will be held on behalf of, in the name of and in a trading account to be established for the Trading Subsidiary and jointly administered by the Purchaser and the Shareholder (the "Trading Account") in that instance, whereupon, should either this Agreement be terminated for any reason whatsoever by either or both Parties, or should the Purchaser either relinquish, abandon or transfer back to the Vendors all or any portion of the Property at any time after the Execution Date hereof, then all Product, gemstones and funds then remaining in such Trading Account shall be returned to the sole and absolute benefit and direction of the Purchaser without recourse to the Vendors.

                                    ARTICLE 5

            REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDORS

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDORS. In order to induce the Purchaser to enter into and consummate this Agreement, each of the Vendors hereby, jointly and severally, represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this

Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of each of the Vendors, after having made due inquiry:

        (a) the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part, and this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

        (b) the Vendors are the registered and beneficial owners of all of the interests comprising the Business Assets and the Vendors are authorized to hold the right to develop and maintain each of the interests comprising the Business Assets, and the Vendors hold of all of the interests comprising the Business Assets free and clear of all liens, charges and claims of others;

        (c) no person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from the Vendors of any interest in and to any of the interests comprising the Business Assets;

        (d) all permits and licenses covering the interests comprising the Business Assets have been duly and validly issued pursuant to applicable laws and are in good standing by the proper payment of all fees, taxes and rentals in accordance with the requirements of applicable laws and the performance of all other actions necessary in that regard, and the Vendors have insured the interests comprising the Business Assets against loss or damage on a replacement cost basis;

        (e) the Shareholder (or the Shareholder as a majority owner and as the attorney and duly authorized representative of any resulting minority shareholder of the Company, as the case may be) has good and marketable title to and is the legal and beneficial owner of all of the Purchased Shares and has the power and capacity to own and dispose of the Purchased Shares;

        (f) no other person, firm or corporation has any agreement, option or right capable of becoming an agreement for the purchase of any of the Purchased Shares;

        (g) there are no actions, suits, proceedings or investigations (whether or not purportedly against or on behalf of the Vendors, the Company or the Property), pending or threatened, which may affect, without limitation, the rights of the Vendors (or the Shareholder as a majority owner and as the attorney and duly authorized representative of any resulting minority shareholder of the Company, as the case may be) to transfer any of the Property to the Purchaser at law or in equity, or before or by any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and, without limiting the generality of the foregoing, there are no claims or potential claims under any relevant family relations legislation or other equivalent legislation affecting the Property. In addition, the Vendors are not now aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

        (h) the Company is not, nor until or at the Closing Date (as hereinafter determined) will it be, in breach of any provision or condition of, nor has it done or omitted to do anything that, with or without the giving of notice or lapse or both, would constitute a breach of any provision or condition of, or give rise to any right to terminate or cancel or accelerate the maturity of any payment under, any deed of trust, contract, certificate, consent, permit, license or other instrument to which it is a party, by which it is bound or from which it derives benefit, any judgment, decree, order, rule or regulation of any court or governmental authority to which it is subject, or any statute or regulation applicable to it, to an extent that, in the aggregate, has a material adverse affect on it;

        (i)    until the Closing Date the Company will:

        (i) maintain its Business Assets and other assets in a manner consistent with and in compliance with applicable law; and

        (ii) not enter into any material transaction or assume or incur any material liability outside the normal course of its business;

    (j) the Vendors have delivered to the Purchaser all Business Documentation (as hereinafter determined) in their possession or control relating to the interests comprising the Business Assets and copies of all permits and permit applications respecting any of the interests comprising the Business Assets; and

    (k) neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Vendors in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading, and it is not aware of any fact or circumstance which has not been disclosed to the Purchaser which should be disclosed in order to prevent the representations, warranties and covenants contained in this section from being misleading or which would likely affect the decision of the Purchaser to enter into this Agreement.

5.2 THE VENDORS' ADDITIONAL DOCUMENT COVENANTS. The Vendors will also deliver, or caused to be delivered, to the Purchaser as soon as conveniently possible after the Execution Date, however, prior to the Subject Removal Date (as hereinafter determined), a comprehensive business plan and/or independent assessment report respecting the interests comprising the Property, together with such title opinion or other opinions respecting the interests comprising the Property (collectively, the "Business Documentation"), all as addressed to the Vendors, the Purchaser and the Purchaser's counsel and prepared in accordance with the applicable rules and policies of the Exchange, together with such other documentation as the Purchaser may require in order to seek and obtain Regulatory Approval for each of the transactions contemplated by this Agreement.

                                    ARTICLE 6

                         CONDITIONS PRECEDENT TO CLOSING

6.1 PURCHASER'S CONDITIONS PRECEDENT PRIOR TO THE CLOSING DATE. The rights, duties and obligations of the Purchaser under this Agreement are subject to the following conditions precedent for the exclusive benefit of the Purchaser fulfilled in all material aspects in the reasonable opinion of the Purchaser or to be waived by the Purchaser as soon as possible after the Execution Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date:

        (a) the representations and warranties of each of the Vendors contained herein shall be true and correct as of and on the Subject Removal Date, and the Vendors shall have complied with all warranties, representations, covenants and agreements herein agreed to be performed or caused to be performed by the Vendors on or before the Subject Removal Date;

        (b) the Purchaser will have obtained all authorizations, approvals or waivers that may be necessary or desirable in connection with the transactions contemplated in this Agreement, and other actions by, and have made all filings with, any and all regulatory authorities from whom any such authorization, approval or other action is required to be obtained or to be made in connection with the transactions contemplated herein, and all such authorizations, approvals and other actions will be in full force and effect, and all such filings will have been accepted by the Vendors who will be in compliance with, and have not committed any breach of, any securities laws, regulations or policies of any regulatory authority to which either of the Vendors may be subject;

        (c) all matters which, in the opinion of counsel for the Purchaser, are material in connection with the transactions contemplated by this Agreement shall be subject to the favourable opinion of such counsel, and all relevant records and information shall be supplied to such counsel for that purpose;

        (d) no material loss or destruction of or damage to either of the Vendors, to any of the interests comprising the Business Assets or to any of the Purchased Shares shall have occurred since the Execution Date;

        (e) no action or proceeding at law or in equity shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit:

               (i) the purchase or transfer of any of the Property interests contemplated by this Agreement or the right of the Vendors to dispose of any of the Property interests; or

               (ii) the right of the Vendors to conduct their respective operations and carry on, in the normal course, their respective businesses and operations as they have carried on in the past;

        (f) delivery to the Purchaser by the Vendors, on a confidential basis, of all Business Documentation (as hereinafter determined) and including, without limitation,:

               (i) a copy of all material contracts, agreements, reports and title information of any nature respecting the Vendors, the Business Assets and the Purchased Shares; and

               (ii) details of any lawsuits, claims or potential claims relating to either of the Vendors, to any of the Business Assets or to any the Purchased Shares of which either of the Vendors is aware and the Purchaser is unaware;

        (g) the Company will, for a period of at least five calendar days prior to the Subject Removal, during normal business hours:

               (i) make available for inspection by the solicitors, auditors and representatives of the Purchaser, at such location as is appropriate, all of the Company's books, records, contracts, documents, correspondence and other written materials, and afford such persons every reasonable opportunity to make copies thereof and take extracts therefrom at the sole cost of the Purchaser; provided such persons do not unduly interfere in the operation of the Company;

               (ii) authorize and permit such persons at the risk and the sole cost of the Purchaser, and only if such persons do not unduly interfere in the operations of the Company, to attend at all of its places of business and operations to observe the conduct of its business and operations, inspect its properties and Business Assets and make physical counts of its respective inventories, shipments and deliveries; and

               (iii) require the Company's management personnel to respond to all reasonable inquiries concerning the Company's Business Assets or the conduct of its business relating to its liabilities and obligations; and

        (h) the completion by the Purchaser and by the Purchaser's professional advisors of a thorough due diligence and operations review of both the respective businesses and operations of the Vendors together with the transferability of the Property interests as contemplated by this Agreement, to the sole and absolute satisfaction of the Purchaser.

6.2 WAIVER OF CONDITIONS PRECEDENT. The conditions precedent set forth hereinabove are for the exclusive benefit of the Purchaser and may be waived in writing and in whole or in part at any after the Execution Date, however, unless specifically indicated as otherwise, not later than five calendar days prior to the Subject Removal Date.

                                    ARTICLE 7

              CLOSING, EVENTS OF CLOSING AND ESCROW AGENT THEREFORE

7.1 CLOSING AND CLOSING DATE. The closing (the "Closing") of the within purchase and delivery of the Property interests, as contemplated in the manner as set forth in Article "2" hereinabove, together with all of the transactions contemplated by this Agreement, shall occur on the day which is 10 calendar days following the due and complete exercise of the Option by the Purchaser in accordance with section "1.2" hereinabove (the "Closing Date"), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of counsel for the Purchaser, Devlin Jensen, Barristers and Solicitors, located at Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, at 2:00 p.m. (Vancouver time) on the Closing Date.

7.2 LATEST CLOSING DATE. If the Closing Date has not occurred by March 30, 2000 this Agreement will be terminated and all advances by the Purchaser to, or to the benefit, of the Vendors will be immediately repaid, unless the Parties hereto agree in writing to grant an extension of the Closing Date.

7.3 DOCUMENTS TO BE DELIVERED BY EACH OF THE VENDORS PRIOR TO THE CLOSING DATE. Not later than five calendar days prior to the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth in Articles "6" hereinabove, the Vendors shall also execute and deliver, or cause to be delivered, to the Escrow Agent (as hereinafter determined) all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Purchaser, acting reasonably, to complete all of the transactions contemplated by this Agreement including, without limitation, the necessary transfer of all of the Property interests to the Purchaser free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

        (a) all documentation as may be necessary and as may be required by the solicitors for the Purchaser, acting reasonably, to ensure that all of the Property interests have been transferred, assigned and are registerable in the name of and for the benefit of the Purchaser under applicable corporate laws;

        (b) if applicable, a certified copy of the resolutions of the directors and/or shareholders of the Company authorizing the transfer by such shareholders to the Purchaser of the Purchased Shares in accordance with the terms of this Agreement;

        (c) a copy of all respective corporate records and books of account of the Company and including, without limitation, a copy of all minute books, share register books, share certificate books and annual reports;

        (d) all necessary consents and approvals in writing to the completion of the transactions contemplated herein from all regulatory authorities having jurisdiction over the Vendors;

        (e) certificates of the Vendor and of an officer of the Company, dated as of the Closing Date, acceptable in form to counsel for the Purchaser, acting reasonably, certifying that the representations, warranties, covenants and agreements of the each of the Vendors contained in this Agreement are true and correct in all respects as of the Execution Date of this Agreement and will be true and correct as of the Closing Date as if made by the each of the Vendors on the Closing Date;

        (f) an opinion of counsel to the Vendors, dated as at the Closing Date and addressed to the Purchaser and its counsel, in form and substance satisfactory to the Purchaser's counsel, acting reasonably, to the effect that:

               (i) the Vendors are the registered and beneficial owners of all of the interests comprising the Property prior to the completion of the transactions contemplated by this Agreement;

               (ii) the Company holds the right to develop each of the interests comprising the Business Assets;

               (iii) the Vendors, as the registered and beneficial owners of all of the interests comprising the Property, hold of all of the interests comprising the Property free and clear of all liens, charges and claims of others;

               (iv) based on actual knowledge and belief, such counsel knows of no adverse claim or challenge against or to the ownership of or title to any of the interests comprising the Property or which may impede the Business Assets' development, and, based on actual knowledge and belief, such counsel is not aware of any basis for any potential claim or challenge, and there are no outstanding agreements or options to acquire or purchase any of the interests comprising the Property;

               (v) the Company is a corporation duly incorporated under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

               (vi) the Vendors have the requisite power, authority and capacity to own and use all of their respective Business Assets and to carry on their respective businesses as presently conducted by them;

               (vii) all necessary steps and corporate proceedings have been taken by the Vendors to permit the Property interests to be duly and validly transferred to and registered in the name of the Purchaser as at the Closing Date;

               (viii) the number of authorized and issued shares in the share capital of the Company is as warranted by the Company, and all of such issued shares are duly authorized, validly issued and outstanding as fully paid and non-assessable;

               (ix) based on actual knowledge and belief, such counsel knows of no claims, judgments, actions, suits, litigation, proceedings or investigations, actual, pending or threatened, against either of the Vendors or the interests comprising the Property which might materially affect either of the Vendors or the Property interests or which could result in any material liability to the Vendors or the Property interests; and

               (x) as to all other legal matters of a like nature pertaining to the Vendors, the Property interests and to the transactions contemplated hereby as the Purchaser or the Purchaser's counsel may reasonably require;

        (g)    any remaining Business Documentation; and

        (h) all such other documents and instruments as the Purchaser's counsel may reasonably require.

7.4 APPOINTMENT OF ESCROW AGENT. The Parties hereto hereby acknowledge and appoint Devlin Jensen, Barristers and Solicitors, of Suite 2550, 555 West Hastings Street, Vancouver, British Columbia, V6B 4N5, counsel for the Purchaser herein, as escrow agent (the "Escrow Agent") herein, or such other Escrow Agent as may be mutually determined by the Parties hereto prior to the Subject Removal Date, and the Escrow Agent will thereby agree to act as Escrow Agent in accordance with the terms of this Agreement.

7.5 ESCROW OF TRANSFER DOCUMENTS. Subject to and in accordance with the terms and conditions hereof and the requirements of Articles "2", "3", "4", "5" and "6" hereinabove, and without in any manner limiting the obligations of each of the Parties hereto as contained therein and hereinabove, it is hereby acknowledged and confirmed by the Parties hereto that each of the Parties will execute, deliver, or cause to be delivered, all such documentation as may be required by the requirements of Articles "2", "3", "4", "5" and "6" hereinabove (herein, collectively, the "Transfer Documents") and deposit the same with the Escrow Agent, or with such other mutually agreeable escrow agent, together with a copy of this Agreement, there to be held in escrow for release by the Escrow Agent to the Parties in accordance with the strict terms and provisions of Articles "2", "3", "4", "5", and "6" hereinabove.

7.6 RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign from its duties and responsibilities if it gives each of the Parties hereto three calendar days' written notice in advance. Upon receipt of notice of the Escrow Agent's intention to resign, the Parties shall, within three calendar days, select a replacement escrow agent and jointly advise the Escrow Agent in writing to deliver the Transfer Documents to the replacement escrow agent. If the Parties fail to agree on a replacement escrow agent within three calendar days of such notice, the replacement escrow agent shall be selected by a Judge of the Supreme Court of the Province of British Columbia upon application by any Party hereto. The Escrow Agent shall continue to be bound by this Agreement until the replacement escrow agent has been selected and the Escrow Agent receives and complies with the joint instructions of the Parties to deliver the Transfer Documents to the replacement escrow agent. The Parties agree to enter into an escrow agreement substantially in the same form of this Agreement with the replacement escrow agent.

7.7 INSTRUCTIONS TO, DUTIES AND OBLIGATIONS OF AND INDEMNITY OF THE ESCROW AGENT. Instructions given to the Escrow Agent pursuant to this Agreement shall be given by duly authorized signatories of the respective Parties hereto. The Escrow Agent shall have no duties or obligations other than those specifically set forth in this Article. The Escrow Agent shall not be obligated to take any legal action hereunder which might, in its judgment, involve any expense or liability unless it shall have been furnished with a reasonable indemnity by all of the Parties hereto together with such other third parties as the Escrow Agent may require in its sole and absolute discretion. The Escrow Agent is not bound in any way by any other contract or agreement between the Parties hereto whether or not it has knowledge thereof or of its terms and conditions and its only duty, liability and responsibility shall be to hold and deal with the Transfer Documents as herein directed. The Escrow Agent shall be entitled to assume that any notice and evidence received by it pursuant to these instructions from anyone has been duly executed by the Party by whom it purports to have been signed and that the text of any notice and evidence is accurate and the truth. The Escrow Agent shall not be obliged to inquire into the sufficiency or authority of the text or any signatures appearing on such notice or evidence. The Parties hereto, jointly and severally, covenant and agree to indemnify the Escrow Agent and to hold it harmless against any loss, liability or expense incurred, without negligence or bad faith on its part, arising out of or in connection with the administration of its duties hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability arising therefrom.

                                    ARTICLE 8

                DUE DILIGENCE, NON-DISCLOSURE AND CONFIDENTIALITY

8.1 DUE DILIGENCE. Each of the Parties hereto may conduct such further due diligence examination of the other Parties hereto as it deems appropriate. Each Party may in a reasonable manner carry out such investigations and due diligence as to the other Parties hereto, at all times subject to the confidentiality provisions hereinbelow, as each Party deems advisable. In that regard the Parties agree that each shall have full and complete access to the other Parties' books, records, financial statements and other documents, articles of incorporation, by-laws, minutes of Board of Directors' meetings and its committees, investment agreements, material contracts and as well such other documents and materials as the Parties hereto, or their respective counsel, may deem reasonable and necessary to conduct an adequate due diligence investigation of each Party, its respective operations and financial condition prior to the Closing.

8.2 NON-DISCLOSURE. Subject to the provisions of hereinbelow, the Parties hereto, for themselves, their officers, directors, shareholders, consultants, employees and agents, agree that they each will not disseminate or disclose, or knowingly allow, permit or cause others to disseminate or disclose to third parties who are not subject to express or implied covenants of confidentiality, without the other Parties' express written consent, either: (i) the fact or existence of this Agreement or discussions and/or negotiations between them involving, inter alia, possible business transactions; (ii) the possible substance or content of those discussions; (iii) the possible terms and conditions of any proposed transaction; (iv) any statements or representations (whether verbal or written) made by either Party in the course of or in connection with those discussions; or (v) any written material generated by or on behalf of any Party and such contacts, other than such disclosure as may be required under applicable securities legislation or regulations, pursuant to any order of a Court or on a "need to know" basis to each of the Parties' respective professional advisors. Any document or written material generated by either Party hereto in the course of, or in connection with, the due diligence investigations conducted pursuant to this Agreement shall be marked "Confidential" and shall be treated by each Party as a trade secret of the other Parties. Upon termination of this Agreement prior to Closing all copies of any and all documents obtained by any Party from any other Party herein, whether or not marked "Confidential", shall be returned to the other Parties forthwith. Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

8.3 CONFIDENTIAL INFORMATION. Each Party hereto acknowledges that any and all information which a Party may obtain from, or have disclosed to it, about the other Parties constitutes valuable trade secrets and proprietary confidential information of the other Parties (collectively, the "Confidential Information"). No such Confidential Information shall be published by any Party without the prior written consent of the other Parties hereto, however, such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. Furthermore, each Party hereto undertakes not to disclose the Confidential Information to any third party without the prior written approval of the other Parties and to ensure that any third party to which the Confidential Information is disclosed shall execute an agreement and undertaking on the same terms as contained herein. The Parties hereto acknowledge that the Confidential Information is important to the respective businesses of each of the Parties and that, in the event of disclosure of the Confidential Information, except as authorized hereunder, the damage to each of the Parties hereto, or to either of them, may be irreparable. For the purposes of the foregoing sections the Parties recognize and hereby agree that a breach by any of the Parties of any of the covenants therein contained would result in irreparable harm and significant damage to each of the other Parties that would not be adequately compensated for by monetary award. Accordingly, the Parties agree that in the event of any such breach, in addition to being entitled as a matter of right to apply to a Court of competent equitable jurisdiction for relief by way of restraining order, injunction, decree or otherwise as may be appropriate to ensure compliance with the provisions hereof, any such Party will also be liable to the other Parties, as liquidated damages, for an amount equal to the amount received and earned by such Party as a result of and with respect to any such breach. The Parties also acknowledge and agree that if any of the aforesaid restrictions, activities, obligations or periods are considered by a court of competent jurisdiction as being unreasonable, the Parties agree that said court shall have authority to limit such restrictions, activities or periods as the court deems proper in the circumstances. In addition, the Parties further acknowledge and agree that all restrictions or obligations in this Agreement are necessary and fundamental to the protection of the respective businesses of each of the Parties and are reasonable and valid, and all defenses to the strict enforcement thereof by either of the Parties are hereby waived by the other Parties.

                                    ARTICLE 9

                                   ARBITRATION

9.1 MATTERS FOR AND NOTICE OF ARBITRATION. The Parties hereto agree that all questions or matters in dispute with respect to this Agreement shall be submitted to arbitration pursuant to the terms hereof. It shall be a condition precedent to the right of any Party to submit any matter to arbitration pursuant to the provisions hereof that any Party intending to refer any matter to arbitration shall have given not less than 10 calendar days' prior written notice of its intention to do so to the other Parties together with particulars of the matter in dispute. On the expiration of such 10 calendar days the Party who gave such notice may proceed to refer the dispute to arbitration as provided in section "9.2" hereinbelow.

9.2 APPOINTMENTS AND AWARD. The Party desiring arbitration shall appoint one arbitrator, and shall notify the other Parties of such appointment, and the other Parties shall, within 10 calendar days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within 10 calendar days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator, to act with them and be chairman of the arbitration herein provided for. If the other Parties shall fail to appoint an arbitrator within 10 calendar days after receiving notice of the appointment of the first arbitrator, or if the two arbitrators appointed by the Parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provisions of the Commercial Arbitration Act (British Columbia) (the "Act"). Except as specifically otherwise provided in this section, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British

Columbia, for the purpose of hearing the evidence and representations of the Parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Arbitration Act or this section. After hearing any evidence and representations that the Parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the Parties. The expense of the arbitration shall be paid as specified in the award. The Parties hereto agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

                                   ARTICLE 10

                             DEFAULT AND TERMINATION

10.1 DEFAULT. The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the "Defaulting Party"), the non-defaulting Parties (herein called, collectively, the "Non-Defaulting Party") shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

        (a) cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

        (b) give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

10.2 ARBITRATION. If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article "9" hereinabove.

10.3 CURING THE DEFAULT.   If:

        (a) the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

        (b)    arbitration is not so sought; or

        (c) the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

10.4 TERMINATION. In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be immediately terminated in the event that:

        (a) the Purchaser is not in recent of formal approval from its Board of Directors to the terms and conditions of this Agreement within 10 calendar days of the Execution Date hereof;

        (b) the Parties hereto have not executed a Formal Agreement incorporating the terms and conditions of this Agreement within 30 calendar days of the Execution Date hereof;

        (c) either of the Parties hereto has not provided a satisfactory report on its respective due diligence as contemplated in accordance with Articles "5" and "8" hereinabove;

        (d) either of the Parties hereto has either not satisfied or waived each of their respective conditions precedent prior to the Subject Removal Date in accordance with the provisions of Article "5" hereinabove;

        (e) the conditions specified in Article "5" hereinabove have not been satisfied by June 30, 2000;

        (f) either of the Parties hereto has failed to deliver, or caused to be delivered, any of their respective materials required to be delivered in accordance with Articles "5" and "6" hereinabove prior to each of the Subject Removal Date and the Closing Date in accordance with the provisions of Articles "5" and "6" hereinabove;

        (g) the Option is terminated in accordance with section "1.3" hereinabove; or

        (h)    by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article "8" hereinabove.

                                   ARTICLE 11

                               GENERAL PROVISIONS

11.1 FORCE MAJEURE. If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay. A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure and, upon cessation of such event, shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

11.2 NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a Post Office in North America addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee. Either Party may at any time and from time to time notify the other Parties in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

11.3 ASSIGNMENT. Save and except as provided hereinbelow, no Party may sell, assign, pledge or mortgage or otherwise encumber all or any part of its interest herein without the prior written consent all of the other Parties; provided that any Party may at anytime at its sole discretion and without the prior approval of the other Parties assign and transfer its interest herein to any wholly owned subsidiary, subject at all times to the requirement that any such subsidiary remain wholly owned by the Party hereto failing which any such interest must be immediately transferred back to such Party hereto; and provided further that any transfer of all or any part of a Party's interest herein to its wholly owned subsidiary shall be accompanied by the written agreement of any such subsidiary to assume the obligations of such Party hereunder and to be bound by the terms and conditions hereof.

11.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties hereto with respect to the subject matter of this Agreement.

11.5 ENUREMENT. This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

11.6 TIME OF THE ESSENCE. Time will be of the essence of this Agreement.

11.7 REPRESENTATION AND COSTS. It is hereby acknowledged by each of the Parties hereto that, as between the Parties hereto, Devlin Jensen, Barristers and Solicitors, acts solely for the Purchaser, and that each of the Vendors has been advised by each of Devlin Jensen and the Purchaser to obtain independent legal advice with respect to their respective reviews and execution of this Agreement. In addition, it is hereby further acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily incidental thereto, by Devlin Jensen shall be at the cost of the Purchaser.

11.8 APPLICABLE LAW. The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

11.9 FURTHER ASSURANCES. The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

11.10 SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final). In addition, the captions, section numbers and Article numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

11.11 COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary and, if required, by facsimile, each of which so signed being deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the Execution Date as set forth on the front page of this Agreement.

                            ACCEPTANCE AND EXECUTION

               Please acknowledge your acceptance of the terms of this Agreement by executing the same in the space provided hereinbelow.

               Yours very truly,

               AZCO MINING INC.
               Per:

               ------------------------------------------
               Alan P. Lindsay, Authorized Signatory

               THE WITHIN OFFER AND TERMS OF THIS AGREEMENT ARE HEREBY ACCEPTED BY THE SHAREHOLDER AND THE COMPANY EFFECTIVE ON THIS DAY OF AUGUST, 1999:

                                            CALGEM, INC.
                                            Per:

               -----------------------      ----------------------------------
                THOMAS FORD                 Thomas Ford, Authorized Signatory